                                                                   EXHIBIT 4.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION, THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                        WARRANT TO PURCHASE STOCK

Corporation:            Splash Technology Holdings, Inc., a Delaware Corporation
Number of Shares:       Two-thousand five-hundred (2,500)
Class of Stock:         Common
Initial Exercise Price: Four Cents ($0.04) per share
Issue Date:             January 31, 1996
Expiration Date:        January 31, 2001 (subject to Section 4.1)


     THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, IMPERIAL BANCORP ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as may be adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.


ARTICLE 1.  EXERCISE
            --------

     1.1    Method of Exercise.  Holder may exercise this Warrant by delivering
            ------------------
this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2    Conversion Right.  In lieu of exercising this Warrant as specified
            ----------------
in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (and rounding down to the nearest whole share) (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to
Section 1.3.

     1.3    Fair Market Value.  If the Shares are traded regularly in a public
            -----------------
market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm or valuation professional to undertake such valuation. If the valuation of such investment banking firm or valuation professional is more than 10% greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm or valuation professional shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.4    Delivery of Certificate and New Warrant.  Promptly after Holder
            ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.5    Replacement of Warrants.  On receipt of evidence reasonably
            -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.6    Repurchase on Sale, Merger or Consolidation of the Company.
            ----------------------------------------------------------

            1.6.1  "Acquisition".  For the purpose of this Warrant,
                    -----------
"Acquisition" means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities immediately prior to the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity immediately following the transaction.

            1.6.2  Assumption of Warrant.  If upon the closing of any
            ---------------------
Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same amount and type of securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, the exercise price of the Warrant shall be adjusted such that the exercise price for the amount of securities, cash and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing, is set at an amount equal to the Warrant Price, and such that the aggregate exercise price for this Warrant is set such that it is equal to the Warrant Price multiplied by the number of the Shares.

            1.6.3  Non-assumption; Conversion.  If upon the closing of any
                   --------------------------
Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter the Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company; provided that, at the election of the successor
                           --------
entity, the Holder may receive securities that are Equivalent Nonvoting Securities (as hereinafter defined) to the securities that the Holder would receive in exchange for the Shares pursuant to the Acquisition. "Equivalent Nonvoting Security", with respect to any security (a "first security") issued or to be issued by any person or entity, shall mean a security (an "equivalent security") of such person or entity that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such person or entity are entitled to vote, other than as required by applicable law or with respect to any amendment or repeal of any provision of the Certificate of Incorporation or Bylaws of such person or entity or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Holder subject to banking law and regulations (a "Regulated Holder") may request (including, without limitation, any restriction necessary to prevent the violation by such Regulated Holder of any provision of applicable banking law and regulations with respect to its ownership of voting securities), the equivalent security shall be convertible in a one-to-one ratio into the first security and (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause (b) above is equitably protected and (iii) the acquisition of the
- ----------
equivalent security will not cause such Regulated Holder to violate applicable banking law and regulations.

            1.6.4  Non-assumption; Purchase.  Notwithstanding the provisions of
                   ------------------------
Section 1.6.3, if upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full and if the securities that would otherwise be provided to a Regulated Holder in respect of the Warrant pursuant to the terms of Section 1.6.3 are securities of a type that the Regulated Holder is not permitted to hold for any period of time under then applicable banking law and regulations, then the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value (as determined by the Board of Directors of the Company in its reasonable good faith judgment) of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.
            -------------------------

     2.1    Stock Dividends, Splits, Etc.  If the Company declares or pays a
            ----------------------------
dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Shares are securities other than common stock, subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2    Reclassification, Exchange or Substitution.  Subject to Section 4.1,
            ------------------------------------------
upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3    Adjustments for Combinations, Etc.  If the outstanding Shares are
            ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the number of shares issuable upon the exercise of the Warrant shall be proportionately decreased.

     2.4    No Impairment.  The Company shall not, by amendment of its Articles
            -------------
of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

     2.5    Certificate as to Adjustments.  Upon each adjustment of the Warrant
            -----------------------------
Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.
            --------------------------------------------

     3.1    Representations and Warranties.  The Company hereby represents and
            ------------------------------
warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances of or by the Company except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3.2    Notice of Certain Events.  If the Company proposes at any time (a)
            ------------------------
to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto); and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event).

     3.3    Information Rights.  So long as the Holder holds this Warrant and/or
            ------------------
any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within thirty (30) days after the end of each of the first eleven months of each fiscal year, the Company's monthly, unaudited financial statements.


ARTICLE 4.  MISCELLANEOUS.
            -------------

     4.1    Term: Notice of Expiration.  The Warrant shall not become
            --------------------------
exercisable until immediately prior to the earlier of (i) the closing of an Acquisition, (ii) the completion of a fully distributed, firm commitment underwritten public offering of the common stock of the Company registered under the Securities Act of 1993, as amended, or (iii) one year after the date of original issuance of this Warrant. Notwithstanding any provision of this Warrant to the contrary, this Warrant shall expire and cease to be exercisable upon the closing of an Acquisition. The Company shall give Holder written notice of Holder's right to exercise this Warrant in the form attached as Appendix 2 not less than 10 days before an Acquisition.

     4.2    Legends.  This Warrant and the Shares (and the securities issuable,
            -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3    Compliance with Securities Laws on Transfer.  This Warrant and the
            -------------------------------------------
Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4    Transfer Procedure.  Subject to the provisions of Section 4.3,
            ------------------
Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person or entity who directly competes with the Company.

     4.5    Notices.  All notices and other communications from the Company to
            -------
the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     4.6    Waiver.  This Warrant and any term hereof may be changed, waived,
            ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7    Attorneys' Fees.  In the event of any dispute between the parties
            ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8    Governing Law.  This Warrant shall be governed by and construed in
            -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                   Splash Technology Holdings, Inc.

                                   By:/s/ Kevin Macgillivray
                                      ------------------------------------------

                                   Name: Kevin Macgillivray

                                   Title: President and CEO



                                   By:/s/ Jeffrey Saper  Secretary
                                      ------------------------------------------

                                   Name:Jeffrey Saper
                                        ----------------------------------------
                                                          (Print)

                                   Title:  Corporate Secretary

                                  APPENDIX 1
                                  ----------

                              NOTICE OF EXERCISE
                              ------------------


     1. The undersigned hereby elects to purchase__________shares of the Common Stock of Splash Technology Holdings, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to_________of the Shares covered by the Warrant.

     [STRIKE PARAGRAPH THAT DOES NOT APPLY.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


               _____________________________
               (Name)

               _____________________________


               _____________________________
               (Address)

               _____________________________


     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.



                                   _____________________________________________
                                   (Signature)

                                                  ______________________________
                                                  (Date)

                                  APPENDIX 2
                                  ----------

                    NOTICE THAT WARRANT IS ABOUT TO EXPIRE
                    --------------------------------------


                               __________, ____


Mr. Kenneth W. Le Deit
Commercial Loan Officer
Imperial Bank
Special Markets Group
2460 Sand Hill Road, Suite 102
Menlo Park, CA 94025

Dear Ken:

     This is to advise you that the Warrant issued to you described below may expire on or about __________, ____ because of the scheduled or anticipated closing of an Acquisition (as defined in the Warrant).

     Issuer:

     Issue Date:

     Class of Security Issuable:

     Exercise Price Per Share:

     Number of Shares Issuable:


     Please contact _________________________________________ with any questions
                   [(name of contact person at (phone number)] you may have concerning exercise of the Warrant. This is your only notice of pending expiration.


                                   _____________________________________________
                                   (Name of Issuer)

                                   By:__________________________________________

                                   Title:_______________________________________